UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2018

ARALEZ PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37691	98-1283375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 West Credit Avenue, Suite 101, Mississauga, Ontario, Canada	L5N 0E4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (905) 876-1118

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

In connection with its review of strategic alternatives, on June 29, 2018, Aralez Pharmaceuticals Inc. (the “Company”) entered into an Amendment (the “Amendment”) to that certain Second Amended and Restated Facility Agreement, dated as of December 7, 2015, as amended on October 3, 2016 (the “Facility Agreement”), by and between the Company and Deerfield Partners, L.P. (“Deerfield”) and certain affiliates of each party.

Pursuant to the terms of the Amendment, interest due and payable on July 1, 2018 with respect to the loans under the Facility Agreement will be paid in kind, added to the outstanding principal amount of such loans and bear interest at the applicable interest rate of such loans.  The amount of interest paid in kind and the interest thereon is due and payable without premium or penalty on August 15, 2018 or such earlier date as loans maybe become due and payable.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment. A copy of Amendment is included as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d) List of Exhibits

EXHIBIT NO.	DESCRIPTION

10.1	Amendment, dated June 29, 2018, by and between Aralez Pharmaceuticals, Inc., Aralez Pharmaceuticals Canada Inc., Pozen Inc., Deerfield Partners, L.P. and Deerfield Private Design Fund III, L.P.

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Amendment, dated June 29, 2018, by and between Aralez Pharmaceuticals, Inc., Aralez Pharmaceuticals Canada Inc., Pozen Inc., Deerfield Partners, L.P. and Deerfield Private Design Fund III, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2018	ARALEZ PHARMACEUTICALS INC.

	By:	/s/ Adrian Adams
Adrian Adams
Chief Executive Officer